Exhibit 99.1

For information contact:

Jim Storey

Director, Investor Relations & Corporate Communications

704.973.7107

jstorey@horizonlines.com

HORIZON LINES’ EXCHANGE OFFER EXPIRES

WITH 99.3% OF CONVERTIBLE NOTES TENDERED

Company Intends to Complete Refinancing No Later than October 6th

CHARLOTTE, NC, October 4, 2011 – Horizon Lines, Inc. (NYSE: HRZ) disclosed that its previously announced exchange offer and consent solicitation expired on October 3, 2011, at 5:00 p.m., New York City time. As of the expiration of the exchange offer, 99.3% of the $330.0 million aggregate principal amount of the 4.25% Convertible Senior Notes due 2012 (the “2012 convertible notes”) had been tendered into the exchange offer and consent solicitation.

As part of the exchange offer, the company has also secured consents from participating holders of the 2012 convertible notes to remove substantially all of the restrictive covenants and certain events of default from the indenture governing the 2012 convertible notes.

The Securities and Exchange Commission (SEC) has also declared the Registration Statement on Form S-4, as amended, effective. The company intends to complete the exchange offer as soon as possible, but in no event later than October 6, 2011, at which time it expects to close the entire refinancing.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any security. The exchange offer was made solely by the prospectus and the related letter of transmittal that was filed with the SEC in connection with the exchange offer.

About Horizon Lines

Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: the ability of the parties to agree on the final terms of the refinancing; our ability to close on the refinancing; our ability to satisfy other conditions of the refinancing, including satisfaction of any remaining diligence requests; the ability of the investors to fund the refinancing; general conditions in the capital markets; general economic conditions; our ability to maintain adequate liquidity to operate our business; volatility in fuel prices and in freight rates; decreases in shipping volumes; our ability to remain Jones Act compliant because of changes in ownership; or our ability to continue as a going concern.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. The forward-looking statements included in the press release are made only as of the date they are made and the company undertakes no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

# # #